Exhibit 99.1

PRESS RELEASE

Contact:

Kevin S. Bauer Sr. Vice President and CFO 510-668-7119	For Release October 25, 2011

Exar Corporation Reports Fiscal 2012 Second Quarter Results

Fremont, California, October 25, 2011 – Exar Corporation (Nasdaq: EXAR), today reported financial results for the second quarter of fiscal 2012 ending October 2, 2011.

Net sales for the second quarter of fiscal 2012 were $36.1 million compared to net sales of $37.0 million for the prior quarter and $37.2 million for the second quarter of fiscal 2011.

The GAAP gross margin for the second quarter of fiscal 2012 was 46.3% compared to 45.5% for the prior quarter and 46.4% in the second quarter of fiscal 2011.

On a non-GAAP basis, the gross margin for the second quarter of fiscal 2012 was 49.0% compared to 48.6% for the prior quarter and 50.8% in the second quarter of fiscal 2011.

The GAAP net loss for the second quarter of fiscal 2012 was $1.1 million, or $0.02 net loss per share, compared to a net loss of $1.4 million, or $0.03 net loss per share in the prior quarter, and a net loss of $4.5 million, or $0.10 net loss per share, for the second quarter of fiscal 2011.

On a non-GAAP basis, net income was $1.4 million for the second quarter of fiscal 2012 or $0.03 diluted earnings per share, compared to net income of $0.7 million in the prior quarter, or $0.02 diluted earnings per share, and breakeven in the second quarter of fiscal 2011.

The Company ended the second quarter of fiscal 2012 with cash, cash equivalents and short-term marketable securities of $203.1 million.

“We doubled non-GAAP net income quarter on quarter despite a weaker macroeconomic environment,” said Pete Rodriguez, the Company’s president and chief executive officer. “Samples of our exciting OTN MXP2 product shipped on time and gained early design wins. Softness in the communications and industrial markets was mostly offset by continued revenue traction of our DX family of data reduction and compression products used in data centers and cloud storage. While global economic uncertainty remains, the breadth of the markets we serve coupled with increasing demand for our DX family and our PowerXR products give us optimism for growth in revenue and operating margin in the medium term.”

For the third quarter of fiscal 2012 ending January 1, 2012, the Company projects that net sales will be between $32 million and $34 million. The non-GAAP gross margin is currently expected to be between 49% and 51%. Operating expenses are currently expected to be between $17 million and $18 million on a non-GAAP basis.

The Company’s statements about its future financial performance or operating plans are based on current information and expectations and the Company undertakes no duty to update such statements. These statements are forward-looking and actual results could differ materially due to various risks and uncertainties, some of which are described herein.

Results Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the second quarter of fiscal 2012, today, Tuesday, October 25, 2011 at 1:30 p.m. PDT. To access the conference call, please dial (800) 288-8961 by 1:20 p.m. PDT and use conference ID number 220712. In addition, a live webcast will also be available.

To access the webcast, please go to the Company’s Investors’ Relations Homepage at: http://www.exar.com/news/investornews.aspx. A replay of the call will be available starting at 3:00 p.m. PDT on October 25, 2011 until 11:59 p.m. PDT on November 1, 2011. To access the replay, please dial (800) 475-6701 and use conference ID number 220712.

Product Line Highlights:

DataCom and Storage

http://www.exar.com/Common/Content/News.aspx?id=9430

Interface

http://www.exar.com/Common/Content/News.aspx?id=9572

Power Management

http://www.exar.com/Common/Content/News.aspx?id=9568

http://www.exar.com/Common/Content/News.aspx?id=9570

Safe Harbor Statement

The Company’s statements about its future financial performance, changes in gross margins, net sales and operating expenses, resource allocation and its impact on future performance and product development initiatives, design win conversion, distribution and OEM trends, supply chain issues among others, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include global financial volatility, economic recession, and industry and market conditions, such as customer and distributor relationships; limited visibility associated with customer or distributor demand for the Company’s products; the possible loss of, or decrease in orders from, an important customer; cash balances; vendor capacity, quality or throughput constraints; successful integration of acquired businesses; possible disruption in commercial activities as a consequence of terrorist activity, natural disasters, armed conflict or health issues; successful development, market acceptance and demand for the Company’s products, including those for which the Company has achieved design wins; competitive factors, such as pricing or competing solutions; customer ordering patterns; accounting considerations related to impairment analyses or acquisition related issues; the level of inventories maintained at the Company’s OEMs and distributors; and the Company’s successful execution of internal performance plans, as well as the other risks detailed from time to time in the Company’s SEC reports, including the Annual Report on Form 10-K for the year ended March 27, 2011 and the Quarterly Report on Form 10-Q for the period ended July 3, 2011.

Generally Accepted Accounting Principles

The Company reports its financial results in accordance with GAAP. Additionally, the Company supplements reported GAAP financials with non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC’s website at: http://www.sec.gov. For the periods presented, we are disclosing non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP selling, general and administrative expenses, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP diluted earnings (loss) per share, which are adjusted to exclude from our GAAP results all stock-based compensation expense, amortization of acquired intangible assets, fair value adjustment of acquired inventories, acquisition-related costs, exit costs, impairment charges on investments, and income tax effects. These non-GAAP measures are presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the non-GAAP presentation, when shown in conjunction with the corresponding GAAP measures, provide relevant and useful information to analysts, investors, management and other interested parties following the semiconductor industry. For its internal purposes, the Company uses the foregoing non-GAAP measures to evaluate performance across reporting periods, determine certain employee benefits as well as plan for and forecast the Company’s future periods. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

About Exar

Exar Corporation delivers highly differentiated silicon, software and subsystem solutions for industrial, consumer, and enterprise applications. For over 40 years, Exar’s comprehensive knowledge of end-user markets along with the underlying analog/mixed signal and digital technologies has enabled innovative solutions that meet the needs of the evolving connected world. Exar’s technology portfolio includes solutions for power management, serial interfaces, packet-based and TDM wireline communications, enterprise storage optimization, and data security. Exar has locations worldwide providing real-time customer support to drive rapid product development. For more information about Exar, visit: www.exar.com.

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EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	OCTOBER 2, 2011	MARCH 27, 2011
ASSETS
Current assets:
Cash and cash equivalents	$7,681	$15,039
Short-term marketable securities	195,406	185,960
Accounts receivable (net of allowances of $821 and $1,165)	13,890	9,776
Accounts receivable, related party (net of allowances of $963 and $358)	1,115	3,194
Inventories	19,456	21,962
Other current assets	4,964	3,562

Total current assets	242,512	239,493
Property, plant and equipment, net	23,325	38,009
Goodwill	3,184	3,184
Intangible assets, net	13,752	15,390
Other non-current assets	2,778	2,139

Total assets	$285,551	$298,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,732	$8,794
Accrued compensation and related benefits	4,830	6,069
Deferred income and allowances on sales to distributors	3,742	4,632
Deferred income and allowances on sales to distributors, related party	11,978	10,680
Other accrued expenses	5,278	7,062

Total current liabilities	37,560	37,237
Long-term lease financing obligations	—	12,558
Other non-current obligations	3,905	3,841

Total liabilities	41,465	53,636

Total stockholders’ equity
Preferred stock, $.0001 par value; 2,250,000 shares authorized; no shares outstanding	—	—
Common stock, $.0001 par value; 100,000,000 shares authorized; 44,805,430 and 44,519,663 shares issued and outstanding at October 2, 2011 and March 27, 2011, respectively (net of treasury shares)	4	4
Additional paid-in capital	730,444	728,139
Accumulated other comprehensive loss	(582)	(287)
Treasury stock at cost, 19,924,369 shares at October 2, 2011 and March 27, 2011	(248,983)	(248,983)
Accumulated deficit	(236,797)	(234,294)

Total stockholders’ equity	244,086	244,579

Total liabilities and stockholders’ equity	$285,551	$298,215

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	OCTOBER 2, 2011	JULY 3, 2011	SEPTEMBER 26, 2010	OCTOBER 2, 2011	SEPTEMBER 26, 2010
Net sales	$25,910	$25,073	$25,885	$50,983	$54,250
Net sales, related party	10,210	11,905	11,348	22,115	22,619

Total net sales	36,120	36,978	37,233	73,098	76,869

Cost of sales:
Cost of sales	13,661	13,489	13,205	27,150	27,284
Cost of sales, related party	4,825	5,743	5,222	10,568	10,410
Amortization of purchased intangible assets	905	905	1,515	1,810	3,068

Total cost of sales	19,391	20,137	19,942	39,528	40,762

Gross profit	16,729	16,841	17,291	33,570	36,107

Operating expenses:
Research and development	8,838	9,395	11,840	18,233	26,283
Selling, general and administrative	9,373	9,600	11,083	18,973	24,040

Total operating expenses	18,211	18,995	22,923	37,206	50,323
Loss from operations	(1,482)	(2,154)	(5,632)	(3,636)	(14,216)
Other income and expense, net:
Interest income and other, net	715	711	1,578	1,426	3,191
Interest expense	(61)	(60)	(316)	(121)	(634)
Impairment charges on investments	—	—	(62)	—	(62)

Total other income and expense, net	654	651	1,200	1,305	2,495
Loss before income taxes	(828)	(1,503)	(4,432)	(2,331)	(11,721)
Provision for (benefit from) income taxes	249	(77)	27	172	152

Net loss	$(1,077)	$(1,426)	$(4,459)	$(2,503)	$(11,873)

Loss per share:
Basic loss per share	$(0.02)	$(0.03)	$(0.10)	$(0.06)	$(0.27)

Diluted loss per share	$(0.02)	$(0.03)	$(0.10)	$(0.06)	$(0.27)

Shares used in the computation of loss per share:
Basic	44,759	44,599	44,173	44,676	44,035

Diluted	44,759	44,599	44,173	44,676	44,035

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	OCTOBER 2, 2011	JULY 3, 2011	SEPTEMBER 26, 2010	OCTOBER 2, 2011	SEPTEMBER 26, 2010
Net Sales	$36,120	$36,978	$37,233	$73,098	$76,869

GAAP gross profit	$16,729	$16,841	$17,291	$33,570	$36,107
GAAP gross margin	46.3%	45.5%	46.4%	45.9%	47.0%
Stock-based compensation	69	59	98	128	318
Amortization of acquired intangible assets	905	905	1,515	1,810	3,068
Fair value adjustment of acquired inventories	—	—	—	—	42
Exit costs	—	152	—	152	—

Non-GAAP gross profit	17,703	17,957	18,904	35,660	39,535

Non-GAAP gross margin	49.0%	48.6%	50.8%	48.8%	51.4%

GAAP research and development expenses	$8,838	$9,395	$11,840	$18,233	$26,283
Stock-based compensation	488	302	665	790	2,221
Amortization of acquired intangible assets	—	—	1,074	—	2,148
Exit costs	—	115	—	115	—

Non-GAAP research and development expenses	$8,350	$8,978	$10,101	$17,328	$21,914

GAAP selling, general and administrative expenses	$9,373	$9,600	$11,083	$18,973	$24,040
Stock-based compensation	620	523	751	1,143	2,297
Amortization of acquired intangible assets	174	174	297	348	595
Acquisition-related costs	—	—	—	—	328
Exit costs	—	58	—	58	—

Non-GAAP selling, general and administrative expenses	$8,579	$8,845	$10,035	$17,424	$20,820

GAAP operating expenses	$18,211	$18,995	$22,923	$37,206	$50,323
Stock-based compensation	1,108	825	1,416	1,933	4,518
Amortization of acquired intangible assets	174	174	1,371	348	2,743
Acquisition-related costs	—	—	—	—	328
Exit costs	—	173	—	173	—

Non-GAAP operating expenses	$16,929	$17,823	$20,136	$34,752	$42,734

GAAP operating loss	$(1,482)	$(2,154)	$(5,632)	$(3,636)	$(14,216)
Stock-based compensation	1,177	884	1,514	2,061	4,836
Amortization of acquired intangible assets	1,079	1,079	2,886	2,158	5,811
Fair value adjustment of acquired inventories	—	—	—	—	42
Acquisition-related costs	—	—	—	—	328
Exit costs	—	325	—	325	—

Non-GAAP operating income (loss)	$774	$134	$(1,232)	$908	$(3,199)

GAAP net loss	$(1,077)	$(1,426)	$(4,459)	$(2,503)	$(11,873)
Stock-based compensation	1,177	884	1,514	2,061	4,836
Amortization of acquired intangible assets	1,079	1,079	2,886	2,158	5,811
Fair value adjustment of acquired inventories	—	—	—	—	42
Acquisition-related costs	—	—	—	—	328
Exit costs	—	325	—	325	—
Impairment charges on investments	—	—	62	—	62
Income tax effects	221	(142)	32	79	65

Non-GAAP net income (loss)	$1,400	$720	$35	$2,120	$(729)

GAAP loss per share	$(0.02)	$(0.03)	$(0.10)	$(0.06)	$(0.27)
Stock-based compensation	0.03	0.02	0.03	0.05	0.11
Amortization of acquired intangible assets	0.02	0.02	0.07	0.05	0.13
Fair value adjustment of acquired inventories	—	—	—	—	0.00
Acquisition-related costs	—	—	—	—	0.01
Exit costs	—	0.01	—	0.01	—
Impairment charges on investments	—	—	0.00	—	0.00
Income tax effects	0.00	(0.00)	0.00	0.00	0.00

Non-GAAP diluted earnings (loss) per share	$0.03	$0.02	$0.00	$0.05	$(0.02)

Shares used in earnings (loss) per share — GAAP	44,759	44,599	44,173	44,676	44,035
The effect of dilutive potential common shares due to reporting Non-GAAP net income	99	206	261	204	—
The effect of removing stock-based compensation expense under SFAS 123R for Non-GAAP presentation purpose	(15)	(183)	(329)	(124)	—

Shares used in diluted earnings per share — Non-GAAP	44,843	44,622	44,105	44,756	44,035

Notes:	Exit costs are primarily excess inventory and severance charges in connection with exiting the 10GbE virtualization market.

Certain amounts may not total due to rounding.

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE

(In millions)

GUIDANCE FOR THE QUARTER ENDING JANUARY 1, 2012
ADJUSTMENTS
	NON-GAAP	STOCK-BASED COMPENSATION	AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS	GAAP
Net Sales	$32.0 - $34.0			$32.0 - $34.0
Gross Margin	49% - 51%	<0.1%	2.6% - 2.8%	46.2% - 48.4%
Operating Expenses	$17.0 - $18.0	$1.3	$0.2	$18.5 - $19.5